Exhibit 4.2

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of November 16, 2020 (this “Supplemental Indenture”), by and between AMAG Pharmaceuticals, Inc., a Delaware corporation, as issuer (the “Predecessor Company”), Covis Finco S.à r.l., a société à responsabilité limitée organized under the laws of Luxembourg, having its registered office at 2, avenue Charles de Gaulle, L-1653 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 242365 and an indirect parent of the Predecessor Company (the “Successor Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”), supplements the Indenture dated as of May 10, 2017, as amended and supplemented by the First Supplemental Indenture, dated as of May 10, 2017 (as supplemented by the Second Supplemental Indenture, dated as of November 16, 2020 as it may be further amended or supplemented from time to time, the “Indenture”), between the Predecessor Company and the Trustee.

RECITALS OF THE PREDECSSOR COMPANY AND THE SUCESSOR COMPANY

WHEREAS, pursuant to the Indenture, the Predecessor Company issued $320,000,000 aggregate principal amount of 3.25% Convertible Senior Notes due 2022 (the “Notes”);

WHEREAS, on the date hereof, the Predecessor Company has transferred all or substantially of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to the Successor Company;

WHEREAS, pursuant to Section 11.02(a) of the Indenture, the Successor Company is obligated to expressly assume by supplemental indenture all of the obligations of the Predecessor Company under the Notes and the Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts, as set forth in Section 4.09 thereof), and shall succeed to and be substituted for (so from and after the date of the asset transfer described above, the provisions of the Indenture referring to “Company” shall refer instead to the Successor Company and not to the Predecessor Company), and may exercise every right and power of the Company by entering into a supplemental indenture (the “Assumption”);

WHEREAS, pursuant to Section 10.02(b) of the Indenture, the Successor Company, the Predecessor Company and the Trustee may enter into a supplemental indenture to provide for the Assumption;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Predecessor Company to execute and deliver this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel; and

WHEREAS, all conditions precedent provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and proportionate benefit of the Holders as follows:

ARTICLE I
TERMS

Section 1.01 Definitions. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

ARTICLE II
ASSUMPTION

Section 2.01 Agreement to Assume Obligations. The Successor Company hereby agrees to unconditionally assume the Predecessor Company’s rights, obligations, covenants, agreements and liabilities in and under the Indenture and the Notes, to be bound by all provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Predecessor Company under the Indenture and the Notes.

Section 2.02 Release. The Predecessor Company is hereby fully, finally and indefeasibly released from any and all of the covenants, conditions and obligations under or in connection with the Indenture and the Notes. The Predecessor Company shall have no further obligation, liability, duty or burden in respect of the Indenture and the Notes and shall not exercise any right or power of the Company under the Indenture and the Notes.

ARTICLE III
ACCEPTANCE OF SUPPLEMENTAL INDENTURE

Section 3.01 Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE IV
MISCELLANEOUS PROVISIONS

Section 4.01 Governing Law; Waiver of Trial by Jury. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PREDECSSOR COMPANY, THE SUCESSOR COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.02 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto, the Holders, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent, any Security Registrar and their successors hereunder, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or under any covenant, condition or provision contained in this Supplemental Indenture; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Notes.

Section 4.03 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission or electronic signatures and the keeping of records in electronic form, shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 4.04 Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 4.05 The Trustee. The Trustee makes no representations as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture. The recitals in this Supplemental Indenture are made by the Predecessor Company and the Successor Company only and not by the Trustee, and all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 4.06 Effect on Successors and Assigns. Notwithstanding Section 17.08 of the Indenture, all agreements of the Successor Company, the Trustee, the Note Registrar, the Paying Agent and the Conversion Agent in this Supplemental Indenture will bind their respective successors.

Section 4.07 Headings, Etc. The titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

PREDECESSOR COMPANY:

AMAG PHARMACEUTICALS, INC.
By:	/s/ Michael Porter
	Name:	Michael Porter
	Title:	President and Chief Executive Officer

SUCCESSOR COMPANY:

COVIS FINCO S.à r.l.
By:	/s/ Michael Porter
	Name:	Michael Porter
	Title:	Class A Manager

By:	/s/ Gaëtan Dumont
	Name:	Gaëtan Dumont
	Title:	Class A Manager

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee
By:	/s/ Quinton M. DePompolo
	Name:	Quinton M. DePompolo
	Title:	Banking Officer

[Signature Page to Supplemental Indenture]